News Release
FOR IMMEDIATE RELEASE
TEREX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS AND PROVIDES 2018 GUIDANCE

WESTPORT, CT, February 13, 2018 -- Terex Corporation (NYSE: TEX) today announced fourth quarter 2017 loss from continuing operations of $31.7 million, or ($0.37) per share, on net sales of $1.1 billion. The fourth quarter and full year 2017 results include a one-time $50.4 million charge associated with the new U.S. tax law. In the fourth quarter of 2016, Terex reported a net loss from continuing operations of $313.9 million, or ($2.96) per share, on net sales of $1.0 billion. Income from continuing operations, as adjusted, for the fourth quarter of 2017 was $28.3 million, or $0.33 per share. This compares with income from continuing operations, as adjusted, of $10.7 million or $0.10 per share in the fourth quarter of 2016. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.

For the full year 2017, Terex reported income from continuing operations of $60.0 million, or $0.63 per share, on net sales of $4.4 billion, compared with a loss from continuing operations of $193.0 million, or ($1.79) per share, on net sales of $4.4 billion for the full year 2016. Income from continuing operations, as adjusted, for the full year 2017 was $128.4 million, or $1.35 per share, compared with $95.3 million, or $0.88 per share, in 2016.

“The fourth quarter marked an excellent finish to an important year for Terex,” remarked John L. Garrison, Terex President and CEO.   “We increased operating margins, bookings and backlog in every segment and significantly improved earnings per share.”

“We delivered on our commitments in 2017. The sales of MHPS and the remaining Construction businesses concluded the Focus element of our strategy and created substantial value for our shareholders,” continued Mr. Garrison.  “We continued to simplify the company by executing our footprint rationalization plan, exiting 12 manufacturing locations totaling 2.6 million square feet. We reduced administrative expenses while increasing investment in innovation, strategic sourcing, and commercial excellence. We fundamentally improved our capital structure by executing our disciplined capital allocation strategy, reducing debt by $583 million, refinancing at the lowest interest rates in the Company’s history, and returning capital to shareholders by repurchasing $924 million of Terex stock.”

Mr. Garrison concluded, “By implementing our strategy, strengthening the Company, and increasing backlog by 56%, we are well positioned for what we expect to be an improving global market environment in 2018. We expect to increase revenue and improve operating margins in every business segment. We will continue to implement the Simplify and Execute to Win elements of our strategy, and follow our disciplined capital allocation strategy. We expect to deliver 2018 earnings per share of between $2.35 and $2.65, excluding restructuring, transformation investments, and other unusual items, on net sales approximately 10% higher than 2017.”

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations.  All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.  Terex now calculates its quarterly adjusted effective tax rate by multiplying the adjusted forecast full year effective tax rate by the adjusted pre-tax income. Terex believes this more closely aligns with how its investors analyze quarterly results.  2016 results have been adjusted using the same approach.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty the timing and magnitude of future charges that would be included in the reported GAAP results.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Wednesday, February 14th, 2018 at 8:30 a.m. ET.  John L. Garrison, President and CEO, will host the call. A simultaneous webcast of this call will be available from the Investor Relations section of www.terex.com, under Latest Events & Presentations. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website, Investor Relations section, in the Event Archive.

Contact Information:

Brian Henry
Senior Vice President, Business Development and Investor Relations
Phone: 203-222-5954
Email: brian.henry@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems; our ability to successfully implement our Execute to Win strategy; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months		Full Year
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Net sales	$1,063.6	$974.7	$4,363.4	$4,443.1
Cost of goods sold	(859.6)	(870.0)	(3,547.4)	(3,730.7)
Gross profit	204.0	104.7	816.0	712.4
Selling, general and administrative expenses	(164.2)	(376.8)	(642.4)	(860.2)
Income (loss) from operations	39.8	(272.1)	173.6	(147.8)
Other income (expense)
Interest income	1.7	1.0	6.9	4.3
Interest expense	(15.5)	(26.4)	(67.5)	(102.0)
Loss on early extinguishment of debt	—	—	(52.6)	(0.4)
Other income (expense) – net	(0.6)	(11.5)	51.6	(24.8)
Income (loss) from continuing operations before income taxes	25.4	(309.0)	112.0	(270.7)
(Provision for) benefit from income taxes	(57.1)	(5.1)	(52.0)	77.4
Income (loss) from continuing operations	(31.7)	(314.1)	60.0	(193.3)
Income (loss) from discontinued operations – net of tax	—	47.7	—	14.3
Gain (loss) on disposition of discontinued operations- net of tax	5.0	—	68.7	3.5
Net income (loss)	(26.7)	(266.4)	128.7	(175.5)
Net loss (income) from continuing operations attributable to non-controlling interest	—	0.2	—	0.3
Net loss (income) from discontinued operations attributable to non-controlling interest	—	(1.0)	—	(0.9)
Net income (loss) attributable to Terex Corporation	$(26.7)	$(267.2)	$128.7	$(176.1)
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$(31.7)	$(313.9)	$60.0	$(193.0)
Income (loss) from discontinued operations – net of tax	—	46.7	—	13.4
Gain (loss) on disposition of discontinued operations – net of tax	5.0	—	68.7	3.5
Net income (loss) attributable to Terex Corporation	$(26.7)	$(267.2)	$128.7	$(176.1)
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$(0.38)	$(2.96)	$0.65	$(1.79)
Income (loss) from discontinued operations – net of tax	—	0.44	—	0.13
Gain (loss) on disposition of discontinued operations – net of tax	0.06	—	0.74	0.03
Net income (loss) attributable to Terex Corporation	$(0.32)	$(2.52)	$1.39	$(1.63)
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$(0.37)	$(2.96)	$0.63	$(1.79)
Income (loss) from discontinued operations – net of tax	—	0.44	—	0.13
Gain (loss) on disposition of discontinued operations – net of tax	0.06	—	0.73	0.03
Net income (loss) attributable to Terex Corporation	$(0.31)	$(2.52)	$1.36	$(1.63)
Weighted average number of shares outstanding in per share calculation
Basic	82.7	105.9	92.8	107.9
Diluted	85.0	105.9	94.9	107.9

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	December 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$626.5	$428.5
Other current assets	1,752.9	1,539.1
Current assets held for sale	3.6	732.9
Total current assets	2,383.0	2,700.5
Non-current assets
Property, plant and equipment – net	311.0	304.6
Other non-current assets	768.5	830.4
Non-current assets held for sale	—	1,171.3
Total non-current assets	1,079.5	2,306.3
Total assets	$3,462.5	$5,006.8

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$5.2	$13.8
Other current liabilities	1,028.3	939.4
Current liabilities held for sale	2.0	453.8
Total current liabilities	1,035.5	1,407.0
Non-current liabilities
Long-term debt, less current portion	979.6	1,562.0
Other non-current liabilities	223.9	204.5
Non-current liabilities held for sale	1.0	312.1
Total non-current liabilities	1,204.5	2,078.6
Total liabilities	2,240.0	3,485.6

Total stockholders’ equity	1,222.5	1,521.2
Total liabilities and stockholders’ equity	$3,462.5	$5,006.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Full Year
	Ended December 31,
	2017	2016
Operating Activities
Net income (loss)	$128.7	$(175.5)
Depreciation and amortization	66.5	96.7
Changes in operating assets and liabilities and non-cash charges	(42.2)	455.9
Net cash provided by (used in) operating activities	153.0	377.1
Investing Activities
Capital expenditures	(43.5)	(73.0)
Other investing activities, net	1,579.1	61.2
Net cash (used in) provided by investing activities	1,535.6	(11.8)
Financing Activities
Net cash provided by (used in) financing activities	(1,606.5)	(310.2)
Effect of exchange rate changes on cash and cash equivalents	46.1	(19.7)
Net increase (decrease) in cash and cash equivalents	128.2	35.4
Cash and cash equivalents at beginning of period	501.9	466.5
Cash and cash equivalents at end of period	$630.1	$501.9

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q4				Year-to-Date
	2017		2016		2017		2016
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,063.6		$974.7		$4,363.4		$4,443.1
Income from operations	$39.8	3.7%	$(272.1)	(27.9)%	$173.6	4.0%	$(147.8)	(3.3)%

AWP
Net sales	$449.4		$379.0		$2,071.5		$1,977.8
Income from operations	$30.3	6.7%	$18.2	4.8%	$170.3	8.2%	$177.4	9.0%

Cranes
Net sales	$324.4		$327.0		$1,194.0		$1,274.5
Income (loss) from operations	$1.8	0.6%	$(280.2)	(85.7)%	$(17.8)	(1.5)%	$(321.7)	(25.2)%

MP
Net sales	$283.0		$236.3		$1,072.5		$944.5
Income from operations	$35.5	12.5%	$22.4	9.5%	$124.8	11.6%	$86.3	9.1%

Corp and Other / Eliminations
Net sales	$6.8		$32.4		$25.4		$246.3
Loss from operations	$(27.8)	N/A	$(32.5)	N/A	$(103.7)	N/A	$(89.8)	N/A

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended December, 2017, unless otherwise indicated.

2018 Outlook: The Company’s 2018 outlook for earnings per share and 2018 full year adjusted forecasted tax rate are non-GAAP financial measures because they exclude items such as restructuring and other related charges, transformation costs, the impact of the release of tax valuation allowances, gains and losses on divestitures and other unusual items. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2018 GAAP financial results.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Q4 2017	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$25.4	(57.1)	(31.7)	$(0.37)
Restructuring & Related	(7.8)	0.3	(7.5)	(0.09)
Deal Related	7.2	(0.2)	7.0	0.08
Transformation	9.8	(2.5)	7.3	0.09
2017 Tax Act	__	50.4	50.4	0.59
Tax & Interim Period (3)	__	2.8	2.8	0.03
As Adjusted (Non- GAAP)	$34.6	(6.3)	28.3	$0.33
(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 85.0 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense(benefit) with the forecasted full year as adjusted effective tax rate

YTD 2017	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations	Earnings (loss) per share (2)
As Reported (GAAP)	$112.0	(52.0)	60.0	$0.63
Restructuring & Related	(12.2)	(0.5)	(12.7)	(0.13)
Deal Related	(20.9)	(11.3)	(32.2)	(0.34)
Transformation	45.2	(10.1)	35.1	0.37
Extinguishment of Debt	53.1	(19.0)	34.1	0.36
Asset Impairment	(1.6)	0.6	(1.0)	(0.01)
2017 Tax Act	__	50.4	50.4	0.53
Tax Related (3)	__	(5.3)	(5.3)	(0.06)
As Adjusted (Non- GAAP)	$175.6	(47.2)	128.4	$1.35
(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Based on diluted average shares outstanding of 94.9 million
(3) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense
(benefit) with the forecasted full year as adjusted effective tax rate

Q4 2016	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations (2)	Earnings (loss) per share (3)
As Reported (GAAP)	$(309.0)	(5.1)	(313.9)	$(2.96)
Deal Related	(9.0)	3.0	(6.0)	(0.06)
Restructuring & Related	89.2	(5.5)	83.7	0.79
Transformation	9.3	(2.6)	6.7	0.06
Goodwill/Asset Impairment	219.6	(16.6)	203.0	1.92
Tax & Interim Period (4)	__	37.2	37.2	0.35
As Adjusted (Non- GAAP)	$0.1	10.4	10.7	$0.10
(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Excludes $0.2 million net loss attributable to non-controlling interest
(3) Based on diluted weighted average shares outstanding of 105.9 million
(4) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate (benefit) with the forecasted full year as adjusted effective tax rate

YTD 2016	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes (1)	Income (loss) from Continuing Operations (2)	Earnings (loss) per share (3)
As Reported (GAAP)	$(270.7)	77.4	(193.0)	$(1.79)
Deal Related	20.5	(3.4)	17.1	0.16
Restructuring & Related	137.2	(19.9)	117.3	1.09
Transformation	9.3	(2.6)	6.7	0.06
Goodwill/Asset Impairment	219.6	(16.6)	203.0	1.88
Tax Related (4)	__	(55.8)	(55.8)	(0.52)
As Adjusted (Non- GAAP)	$115.9	(20.9)	95.3	$0.88
(1) Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
(2) Excludes $0.3 million net loss attributable to non-controlling interest
(3) Based on diluted weighted average shares outstanding of 107.9 million
(4) Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com